UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 21, 2022

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	1-38962	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045
(Address of Principal Executive Offices, Including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FISV	The NASDAQ Stock Market LLC
0.375% Senior Notes due 2023	FISV23	The NASDAQ Stock Market LLC
1.125% Senior Notes due 2027	FISV27	The NASDAQ Stock Market LLC
1.625% Senior Notes due 2030	FISV30	The NASDAQ Stock Market LLC
2.250% Senior Notes due 2025	FISV25	The NASDAQ Stock Market LLC
3.000% Senior Notes due 2031	FISV31	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2022, Fiserv, Inc. (the “Company”, “we,” “us,” or “our”) entered into a new Employment Agreement (the “Employment Agreement”) with its Chairman, President and Chief Executive Officer, Frank J. Bisignano. The Employment Agreement replaces and supersedes the Amended and Restated Employment Agreement, dated as of January 16, 2019, as amended, between the Company and Mr. Bisignano.

The Employment Agreement provides that Mr. Bisignano will serve as our President and Chief Executive Officer until December 21, 2027, and, subject to election by our shareholders, as a director during the specified period. After that initial period, the agreement will automatically renew for one-year terms unless either party gives the other 90 days prior written notice of his or its desire to terminate the agreement.

Under the Employment Agreement, Mr. Bisignano is entitled to receive: (i) an annual salary of at least $1,400,000 beginning in 2023; (ii) an annual cash incentive opportunity with a target payout of at least $2,500,000 (the “target annual incentive”); (iii) equity awards as determined by our board or talent and compensation committee; (iv) reasonable use of our company aircraft for personal travel, use of a company-provided car and driver and financial planning assistance; and (v) employee, welfare, retirement and other benefits as are generally made available to our executive officers.

We have the right to terminate Mr. Bisignano’s employment at any time. Under the Employment Agreement, if we terminate Mr. Bisignano’s employment without cause (as defined in the Employment Agreement) or fail to renew the term of his employment other than for death, disability (as defined in the Employment Agreement) or cause, or if Mr. Bisignano terminates his employment for good reason (as defined in the Employment Agreement), then, provided he executes a release of claims, he is entitled to receive: (i) a lump sum cash payment equal to two times the sum of his then current annual base salary and the target annual incentive, (ii) with respect to all equity awards other than performance share units and other long-term awards with performance goals, full vesting of equity awards, as well as the right to exercise stock options for not less than five years following the date of termination of his employment or such lesser term of the options, (iii) with respect to performance share units and other long-term awards with performance goals, receipt of a prorated portion (based on the number of months employed during the performance period) of the shares or cash due under such awards if earned based on the actual level of achievement of the performance goals, as determined at the end of the relevant performance period, (iv) reimbursement for COBRA or other health insurance premiums for up to two years following the date of his termination, or until Mr. Bisignano obtains health care coverage through subsequent employment, whichever is earlier, and (v) if Mr. Bisignano has been employed at least through July 1 of the year of termination, a lump sum cash payment equal to a prorated portion of any annual cash incentive compensation earned for the year of termination based on the level of achievement of the performance goals. If one of the foregoing termination events occurs during the two years following a change of control, then Mr. Bisignano is entitled to receive the same benefits described above except the severance multiple in clause (i) above will be 2.99 and the performance share units and other long-term awards with performance goals for which the applicable performance period has not been completed as of the date of termination will become vested in full as of the date of such termination at the higher of the target level or actual achievement, treating the date of termination as if it were the end of the applicable performance period.

If Mr. Bisignano’s employment is terminated as a result of his death or disability, he is entitled to receive: (i) full vesting of all equity awards with the performance goals applicable to any such awards being deemed to have been achieved at the target level, and (ii) if Mr. Bisignano has been employed at least through July 1 of the year of termination, a lump sum cash payment equal to a prorated portion of any annual cash incentive compensation earned for the year of death or disability based on the level of achievement of the performance goals.

If Mr. Bisignano terminates his employment other than for good reason on or following his retirement eligibility date of April 28, 2023, then provided he executes a release of claims, he is entitled to receive: (i) with respect to all equity awards other than performance share units and other long-term awards with performance goals, (a) continued vesting of stock options, as well as the right to exercise stock options for not less than five years following the date of termination of his employment or such lesser term of the options, and (b) full vesting of restricted stock or restricted stock units, provided that Mr. Bisignano must hold, and is not permitted to transfer, the shares issued (net of shares to cover applicable withholding taxes) until the date that such awards would have otherwise vested, (ii) with respect to performance share units and other long-term awards with performance goals for which the performance period has been in effect for at least six months as of the date of termination, receipt of a prorated portion (based on the number of months employed during the performance period) of the shares or cash due under such awards if earned based on the actual level of achievement, as determined at the end of the relevant performance period, of the performance goals, and (iii) if Mr. Bisignano has been employed at least through July 1 of the year of termination, a lump sum cash payment equal to a prorated portion of any annual cash incentive compensation earned for the year of termination based on the level of achievement of the performance goals.

Mr. Bisignano is required to maintain the confidentiality of our confidential information and proprietary data during and following his employment. During his employment and for a period of 24 months thereafter, Mr. Bisignano may not compete with us or solicit our clients or our employees. We are entitled to recover compensation previously paid to Mr. Bisignano if he breaches these obligations. If the benefits to Mr. Bisignano under the Employment Agreement are inconsistent with the benefits provided under his equity award agreements, the Employment Agreement provides that he will receive the more favorable benefit between the two.

This description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of December 21, 2022, between Fiserv, Inc. and Frank J. Bisignano*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	This exhibit is a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: December 22, 2022	By:	/s/ Robert W. Hau
Robert W. Hau
Chief Financial Officer